                                                                     EXHIBIT 5.1

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                ATTORNEYS AT LAW
                               ONE SE THIRD AVENUE
                                   28TH FLOOR
                              MIAMI, FLORIDA 33131
                                 (305) 374-5600
                             TELECOPY (305) 374-5095

November 12, 1999

AutoNation, Inc.
110 S.E. 6th Street
Fort Lauderdale, Florida 33301

RE: Registration Statement On Form S-8

Gentlemen:

We have acted as counsel to AutoNation, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to 2,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), which the Company may issue from time to time in accordance with the terms of the AutoNation 401(k) Plan (the "Plan").

We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and the Shares are issued in accordance with the terms and conditions of the Plan, the Shares will constitute validly issued, fully paid and non-assessable securities of the Company.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction.

This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to all references to the firm in the Registration Statement.

Very truly yours,


/s/ AKERMAN, SENTERFITT & EIDSON, P.A.